As filed with the United States Securities and Exchange Commission on June 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENDEAVOR GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	83-3340169
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, CA 90210

(310) 285-9000

(Address, including zip code, of principal executive offices)

ENDEAVOR GROUP HOLDINGS, INC. AMENDED AND RESTATED 2021 INCENTIVE AWARD PLAN

(Full title of the plan)

Jason Lublin

Chief Financial Officer

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, CA 90210

(310) 285-9000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Justin G. Hamill, Esq. Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Benjamin J. Cohen, Esq. Ellen Smiley, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020

Seth Krauss, Esq.

Chief Legal Officer

Robert Hilton, Esq.

Senior Vice President, Associate General Counsel

& Corporate Secretary

Endeavor Group Holdings, Inc.

11 Madison Avenue

New York, NY 10010

(212) 586-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,000,000 shares of Class A common stock, par value $0.00001 per share (“Class A Common Stock”), of Endeavor Group Holdings, Inc. (the “Registrant”) issuable under the Endeavor Group Holdings, Inc. Amended and Restated 2021 Incentive Award Plan (the “Amended 2021 Plan”), which is an amendment and restatement of the Endeavor Group Holdings, Inc. 2021 Incentive Award Plan (the “2021 Plan”). The additional shares registered pursuant to the Amended 2021 Plan are of the same class as other securities relating to the 2021 Plan, for which Registration Statements of the Registrant on Form S-8 (File Nos. 333-255599 and 333-268308) are effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8.	Exhibits.

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation of Endeavor Group Holdings, Inc.	10-Q	001-40373	3.1	06/02/2021

3.2	Amended and Restated Bylaws of Endeavor Group Holdings, Inc.	10-Q	001-40373	3.2	11/15/2021

4.1	Form of Specimen Certificate Representing Class A Common Stock	S-1	333-254908	4.1	03/31/2021

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	Endeavor Group Holdings, Inc. Amended and Restated 2021 Incentive Award Plan	8-K	001-40373	10.1	06/16/2023

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beverly Hills, California, on this 16th day of June 2023.

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jason Lublin, Seth Krauss and Robert Hilton , and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariel Emanuel Ariel Emanuel	Chief Executive Officer and Director (principal executive officer)	June 16, 2023

/s/ Jason Lublin Jason Lublin	Chief Financial Officer (principal financial officer)	June 16, 2023

/s/ William Fullerton William Fullerton	Global Controller and Chief Accounting Officer (principal accounting officer)	June 16, 2023

/s/ Patrick Whitesell Patrick Whitesell	Executive Chairman and Director	June 16, 2023

/s/ Egon Durban Egon Durban	Director	June 16, 2023

/s/ Stephen Evans Stephen Evans	Director	June 16, 2023

/s/ Fawn Weaver Fawn Weaver	Director	June 16, 2023

/s/ Ursula Burns Ursula Burns	Director	June 16, 2023

/s/ Jacqueline Reses Jacqueline Reses	Director	June 16, 2023